UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2021

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New york	1-4482	11-1806155
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

9201 East Dry Creek Road, Centennial, CO	80112
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Carol Lowe as Director

On September 15, 2021, the Board of Directors (the “Board”) of Arrow Electronics, Inc. (the “Company”) increased the size of the Board from eleven to twelve directors and appointed Carol P. Lowe, age 56, to the Board, effective as of that date. Ms. Lowe will serve for a term continuing until the Company’s 2022 annual meeting of shareholders and until her successor has been duly elected and qualified, or until her earlier resignation or removal. The Board also approved Ms. Lowe’s appointment to the Audit Committee of the Board. The Board has affirmatively determined that Ms. Lowe qualifies as an “independent director” under the applicable New York Stock Exchange rules, meets the heightened independence criteria required of audit committee members, and qualifies as financially literate and as an audit committee financial expert.

Ms. Lowe served as executive vice president and chief financial officer of FLIR Systems, Inc., a global leader in sensing technologies, from 2017 until its acquisition by Teledyne Technologies in May 2021. At FLIR Systems, she was responsible for all aspects of finance, information technology, sales operations, indirect procurement, and the lean/continuous improvement program. Prior to joining FLIR Systems, Ms. Lowe served as senior vice president and chief financial officer at Sealed Air Corporation, a global manufacturer of food safety and security products, from 2012 to 2017. Earlier in her career, Ms. Lowe served in roles of increasing responsibility, spanning finance and operations with companies in a variety of industries, including industrial technology, manufacturing, and food service. Ms. Lowe is currently a member of the board of directors of EMCOR Group, TCW Special Purpose Acquisition Corporation, and Novolex (a private company).

In Ms. Lowe’s role as director, she will be eligible to participate in the director compensation plans and arrangements available to the Company’s independent directors. The Company’s director compensation program is described under the caption “Director Compensation” in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 1, 2021, which description is incorporated herein by reference. In addition, Ms. Lowe and the Company have entered into the Company’s standard form indemnification agreement.

There are no arrangements or understandings between Ms. Lowe and any other person pursuant to which Ms. Lowe was appointed as a director. There are no family relationships between Ms. Lowe and any director or executive officer of the Company, and Ms. Lowe has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Lowe to the Board is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Arrow Electronics, Inc. dated September 16, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: September 16, 2021	By:	/s/ Carine Jean-Claude
	Name:	Carine Jean-Claude
	Title:	Senior Vice President, Chief Legal Officer and Secretary